Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(377,423)
Unrealized Gain (Loss) on Market Value of Futures	682,021
Dividend Income	57
Interest Income	167
Total Income (Loss)	$304,822

Expenses
General Partner Management Fees	$2,378
Professional Fees	7,037
Brokerage Commissions	593
Non-interested Directors' Fees and Expenses	33
Prepaid Insurance Expense	27
NYMEX License Fee	59
SEC & FINRA Registration Expense	620
Total Expenses	10,747
Expense Waiver	(7,774)
Net Expenses	$2,973
Net Income (Loss)	$301,849

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/15	$4,841,175
Net Income (Loss)	301,849

Net Asset Value End of Month	$5,143,024
Net Asset Value Per Share (250,000 Shares)	$20.57

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612